UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

California (State or other jurisdiction of incorporation or organization)	000-27465 (Commission File Number)	95-4691878 (I.R.S. Employer Identification No.)

911 Ranch Road 620 North, Ste. 204
Austin, Texas 78734
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (512) 266 - 2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Stock Purchase Agreement relating to Xalles Limited

On October 1, 2007, Innovative Software Technologies, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) to purchase all of the outstanding shares of Xalles Limited, an Irish corporation (“Xalles”). The Agreement was entered into among the Company, Xalles, and Meridian Bay Limited, a Hong Kong corporation and the owner of 100% of the stock of Xalles (“Seller”). Under the Agreement Xalles will become a wholly owned subsidiary of the Company at the time of the closing of the transaction (the “Closing”). At Closing, the Agreement calls for the delivery of 20 million shares of the Company’s common stock to Seller in exchange for all the issued and outstanding shares of Xalles. In addition, the Agreement provides for the issuance of additional shares to Seller based on the future net income before tax of Xalles (“NIBT”) as follows: 20 million shares issuable based on Xalles NIBT of at least $1,000,000 for the 2008 calendar year, and 20 million shares issuable based on Xalles NIBT of at least $1,600,000 for the 2009 calendar year.

The Closing of this transaction is subject to certain conditions, including the completion of the reincorporation merger of the Company through which the Company will no longer be a California corporation and will become a Delaware corporation (“Redomicile”). The Redomicile was approved by a majority of the Company’s shareholder’s on August 24, 2007, as previously reported on the Preliminary Information Statement on Schedule 14C filed filed with the SEC on 28, 2007. Timing of the Closing is expected to be within 90 days of the filing of this Form 8-K.

The foregoing does not purpose to be a complete description of all material terms of the Agreement and is qualified by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1.

The offers and sale of the Company common stock to Seller pursuant to the Agreement is being made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Such offer and sale is being made without any form of general solicitation and with full access to any information requested by the Seller regarding the Company or the Company common stock offered pursuant to the Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated October 5, 2007, announcing the Share Purchase Agreement. A copy of this press release is attached as Exhibit 2.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of business acquired. The financial information required hereunder will be submitted by an amendment to this Current Report on Form 8-K within 75 calendar days from the date of the Closing of this transaction (as defined above).

(b) Pro forma financial information. The financial information required hereunder will be submitted by an amendment to this Current Report on Form 8-K within 75 calendar days from the date of the Closing of this transaction (as defined above).

(c) Exhibits. The following exhibits are included with this report:

Exhibit 2.1	Share Purchase Agreement dated October 1, 2007, between Innovative Software Technologies, Inc., Xalles Limited, and Meridian Bay Limited.

Exhibit 99.1	Press Release dated October 5, 2007 of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

By: /s/ Christopher J. Floyd
Christopher J. Floyd
Chief Financial Officer

Date: October 5, 2007

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement dated October 1, 2007, between Innovative Software Technologies, Inc., Xalles Limited, and Meridian Bay Limited.
99.1	Press Release dated October 5, 2007 of the Company.